EXHIBIT 99.1
Financial Statements and Report of Independent Certified Public Accountants
Phoenix Data Systems, Inc.
December 31, 2007 and 2006

Report of Independent Certified Public Accountants
Board of Directors
Phoenix Data Systems, Inc.
     We have audited the accompanying balance sheets of Phoenix Data Systems, Inc. (an S Corporation) (the “Company’’) as of December 31, 2007 and 2006 and the related statements of operations, changes in stockholders’ equity (deficiency) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
     We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Phoenix Data Systems, Inc. as of December 31, 2007 and 2006 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
/s/ Grant Thornton LLP
Philadelphia, Pennsylvania
March 20, 2008

Phoenix Data Systems, Inc.
BALANCE SHEETS
December 31,

	2007	2006
ASSETS
Current assets
Cash	$2,344,095	$1,949,768
Accounts and unbilled receivables	2,592,695	947,031
Prepaid expenses	250,452	165,225

Total current assets	5,187,242	3,062,024

Property and equipment, net	615,295	505,419
Capitalized software costs, net	134,002	223,337
Deposits and other assets	191,183	97,581

Total assets	$6,127,722	$3,888,361

LIABILITIES AND STOCKHOLDERS’ (DEFICIENCY) EQUITY

Current liabilities
Capital lease obligations, current portion	$70,270	$76,917
Convertible debentures	1,000,000	1,000,000
Note payable to a stockholder	—	82,115
Accounts payable and accrued expenses	587,722	503,780
Deferred revenue, current portion	2,825,212	1,599,151

Total current liabilities	4,483,204	3,261,963

Capital lease obligations	120,276	82,740
Deferred revenue, long term portion	1,088,704	1,216,083

Total liabilities	5,692,184	4,560,786

Stockholders’ equity (deficiency)
Common stock, $0.01 par value — authorized 20,000,000 shares; 9,820,833 shares issued and 9,195,833 and 9,195,833 shares outstanding as of December 31,2007 and 2006, respectively	98,208	98,208
Additional paid-in capital	1,306,394	1,206,425
Accumulated deficit	(729,064)	(1,737,058)
Treasury stock, 625,000 shares, at cost, as of December 31, 2007 and 2006	(240,000)	(240,000)

Total stockholders’ equity (deficiency)	435,538	(672,425)

Total liabilities and stockholders’ equity (deficiency)	$6,127,722	$3,888,361

The accompanying notes are an integral part of these statements.

Phoenix Data Systems, Inc.
STATEMENTS OF OPERATIONS
Year ended December 31,

	2007	2006
Revenues, net	$12,069,676	$7,167,391

Expenses
Employee compensation	7,767,512	5,260,544
General and administrative	3,218,948	2,768,704

Total expenses	10,986,460	8,029,248

Income (loss) before other income (expense)	1,083,216	(861,857)

Other income (expense)

Interest income	66,899	64,638
Interest expense	(113,402)	(112,089)
Other expense	(28,719)	(60,732)

Total other income (expense), net	(75,222)	(108,183)

Net income (loss)	$1,007,994	$(970,040)

The accompanying notes are an integral part of these statements.

Phoenix Data Systems, Inc.
STATEMENT OF CHANGES IN STOCKHOLDERS’ (DEFICIENCY) EQUITY
Years ended December 31, 2007 and 2006

	Common stock		Additional		Treasury stock
	Number		paid-in	Accumulated	Number
	of shares	Amount	capital	deficit	of shares	Amount	Total
Balance at December 31, 2005	9,820,833	$98,208	$1,204,189	$(767,018)	475,000	$(97,500)	$437,879

Purchase of treasury stock	—	—	—	—	150,000	(142,500)	(142,500)

Share-based compensation	—	—	64,853	—	—	—	64,853

Distributions	—	—	(62,617)	—	—	—	(62,617)

Net loss	—	—	—	(970,040)	—	—	(970,040)

Balance at December 31, 2006	9,820,833	98,208	1,206,425	(1,737,058)	625,000	(240,000)	(672,425)

Share-based compensation	—	—	99,969	—	—	—	99,969

Net income	—	—	—	1,007,994	—	—	1,007,994

Balance at December 31, 2007	9,820,833	$98,208	$1,306,394	$(729,064)	625,000	$(240,000)	$435,538

The accompanying notes are an integral part of these statements.

Phoenix Data Systems, Inc.
STATEMENTS OF CASH FLOWS
Year ended December 31,

	2007	2006
Cash flows from operating activities
Net income (loss)	$1,007,994	$(970,040)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	320,040	421,818
Share-based compensation expense	99,969	64,853
Loss on sale of property and equipment	—	5,625
(Increase) decrease in assets
Accounts and unbilled receivables	(1,645,664)	405,587
Prepaid expenses	(85,227)	(117,959)
Other assets	(93,602)	52,010
Increase in liabilities
Accounts payable and accrued expenses	83,942	121,401
Deferred revenue	1,098,682	1,150,655

Net cash provided by operating activities	786,134	1,133,950

Cash flows from investing activities
Purchase of property and equipment	(229,597)	(93,707)
Capitalized software costs	—	(147,872)
Proceeds from sale of property and equipment	—	4,066

Net cash used in investing activities	(229,597)	(237,513)

Cash flows from financing activities
Principal payments on capitalized lease obligations	(80,095)	(60,563)
Repayment of notes payable to stockholders and other loans	(82,115)	(58,385)
Proceeds from shareholder note payable	—	92,500
Purchase of treasury stock	—	(142,500)
Distributions to stockholders	—	(62,617)

Net cash used in financing activities	(162,210)	(231,565)

Net increase in cash	394,327	664,872

Cash at beginning of year	1,949,768	1,284,896

Cash at end of year	$2,344,095	$1,949,768

Supplemental disclosure of cash activities
Cash paid for interest	$113,402	$112,089

Supplemental disclosure of noncash investing and financing activities
Property and equipment acquired under capital lease	$110,984	$77,931

The accompanying notes are an integral part of these statements.

Phoenix Data Systems, Inc.
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and 2006
NOTE A — DESCRIPTION OF COMPANY BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES
1.	Nature of Operations
Phoenix Data Systems, Inc., a Pennsylvania “S” corporation (''PDS’’ or “the Company’’), is engaged in providing electronic data capture (EDC) services (as an application service provider or ASP), conducting software development activities and consulting services. The Company has developed a variety of software applications that allow pharmaceutical and biotech companies to enhance their ability to process and store clinical data through the use of the Company’s proprietary software and hosting service. As such, the Company’s revenues are primarily derived from application hosting, data hosting, data management, site support and consulting services. The Company’s corporate headquarters and substantially all of its operations are located in King of Prussia, Pennsylvania. All of the Company’s employees are based in the United States, with the exception of two employees who are based in the United Kingdom. These two employees provide support for on-going clinical trials being conducted in the United Kingdom and Europe by several of the Company’s customers.
The Company also has a dormant subsidiary in the United Kingdom, Phoenix Data Systems Europe, Ltd. This subsidiary has been dormant since 2003.
2.	Liquidity Matters and Risks and Uncertainties
The Company was in violation of its $1.5 million net worth and trailing twelve months EBITDA covenants under its $1.0 million convertible debentures agreement (see note D) as of December 31, 2007 and 2006. Due to these covenant violations the holders of the debentures have a right to demand repayments at any time. Consequently, the convertible debentures have been included in current liabilities as of December 31, 2007 and 2006 in the accompanying balance sheets. The holders of the $1.0 million of convertible debentures, who are also stockholders, have not sought repayment and, as a result, management does not expect any significant impact on the Company or its liquidity. Management believes that its current contractual backlog, cash on hand, and management of expenses will enable the Company to continue to meet its obligations as they come due. It is reasonably possible that delays in the timing of clinical trials being performed and their associated revenues or any demand for repayment of the $1.0 million of convertible debentures would negatively impact the Company and its liquidity.
Additional risk factors that could affect future operating results include the management of growth, the ability to continue to attract and retain key employees, the length of the sales cycle, increasing competition, the availability of additional financing and the current economic and regulatory environment.
The Company has engaged the services of an investment banking firm to assist in the evaluation of strategic alternatives which may include a sale of the Company, raising growth capital or other strategic transactions. There are no assurances that any transaction will be consummated.
(Continued)

Phoenix Data Systems, Inc.
NOTES TO FINANCIAL STATEMENTS – CONTINUED
December 31, 2007 and 2006
NOTE A — DESCRIPTION OF COMPANY BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES-Continued
3.	Accounts Receivable
The majority of the Company’s accounts receivable are due from companies in the pharmaceutical industry. Credit is extended based on an evaluation of a customer’s financial condition and, generally, collateral is not required. Accounts receivable are due within 30 to 45 days depending on terms with customers. Accounts receivable are stated at amounts due from customers net of an allowance for doubtful accounts in the accompanying balance sheet. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customers’ current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. As of December 31, 2007 and 2006, there was $77,300 and $12,000, respectively, of unbilled accounts receivable.
At December 31, 2007 and 2006, no allowance for doubtful accounts was recorded because the Company considers all of its accounts receivable to be collectible.
4.	Revenue Recognition
The Company derives revenues from data hosting and management service arrangements. Through these arrangements, the Company offers its primary software application, PDS’Express™, in a hosted solution delivered through Microsoft Terminal Services or an off-line system in which data is input into a laptop or personal computer and is replicated to servers which host the PDS Express’O’ application. Services provided by PDS include (a) Hosting Services, (b) Site Support Services and (c) Data Management Services.
The Company follows the revenue recognition criteria in Securities and Exchange Commission’s Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition and recognizes revenue when all · of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the product or service has been provided to the customer; (3) the collection of fees is probable; and (4) the amount of fees to be paid by the customer is fixed or determinable. The Company follows the provisions of Financial Accounting Standards Board Emerging Issues Task Force Issue No. 00-21, Revenue Arrangements with Multiple Deliverables to determine the allocation of multiple element arrangement consideration to the individual deliverables in multiple element deliverable arrangements.
The Company has determined that the various elements of its multiple element arrangements do not have standalone value and do not meet the separation criteria in EITF 00-21 and therefore recognizes the revenue ratably over the term of the arrangements.
(Continued)

Phoenix Data Systems, Inc.
NOTES TO FINANCIAL STATEMENTS – CONTINUED
December 31, 2007 and 2006
NOTE A — DESCRIPTION OF COMPANY BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES -Continued
(a)	Hosting Services and Related Agreements
The Company has three types of hosting Agreements with its customers: (1) Single Study License and Services Agreements; (2) Milestone Single Study License and Services Agreements and (3) Annual License Agreements. The Single Study License and Services Agreements generally consist of three stages: pre-study design consultation and EDC programming including edit check programming (which begins with consultation, e-CRF design, edit check design and testing, database mapping, study validation, and study hardware deployment) (stage 1), study maintenance programming and other data services (that includes ongoing programming support and study amendment deployments) (stage 2), and study close-out and data migration (stage 3). Unless otherwise negotiated, fees associated with the first stage are billed upon execution of the Agreement. For these arrangements, the application hosting period begins with stage 2 and concludes at the end of stage 3.
The Milestones Single Study License and Services Agreements are similar to Single Study License and Services Agreements, except that the progress billings are based on completion of established Milestones. The Milestones established for these studies are as follows: 1) start-up activities, 2) approval, 3) deployment, 4) last subject out and, 5) archival of the study. For these arrangements, the application hosting period begins with Milestone no. 3 and concludes upon completion of Milestone no. 5.
Under the Annual License Agreements, customers are charged a fixed amount covering a twelve month period. Services under an Annual License Agreement include pre-study design consultation, study maintenance and study close-out EDC services. There are two types of Annual License Agreements. Under the first the client is allowed an unlimited number of clinical trial studies during the one-year term. The Company had 7 and 9 active Annual License Agreements as of December 31, 2007 and 2006, respectively. The Annual License Agreements serve as an overall “umbrella” Agreement as these customers also enter into Single Study License Agreements for all hosting services performed by the Company. If a study is in progress at the end of an annual contract period, the Annual License Agreement, and corresponding fee, automatically renews for another annual period. The Company had 1 active non-evergreen Annual License Agreement as of December 31, 2007 and 2006, respectively, which did not contain an automatic renewal clause. These contracts allowed the customer the option to either renew its Annual License Agreement or to run any future studies under a Single Study License Agreement at “list price”. The Single Study License Agreements are an addendum or exhibit to the “umbrella” or “master” Agreement. If no Single Study License Agreement is completed or entered into, the Company does not have to refund any Annual license payments received during the Annual contract period. The Company bills the customer at the time the Annual License Agreement is executed in total or upon the anniversary date, if it is an automatic renewal.
All or any part of the above types of Agreements (Annual, Single Study and Milestone) and all of their related services (set-up, maintenance, site support and site close-out) are negotiated either simultaneously or with the intention of negotiating complete services at some point in the near future.
The Company retains ownership of the software and at no point do customers install the software and run it independently on their hardware.
(Continued)

Phoenix Data Systems, Inc.
NOTES TO FINANCIAL STATEMENTS – CONTINUED
December 31, 2007 and 2006
NOTE A — DESCRIPTION OF COMPANY BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES –Continued
Revenues associated with the Single Study license and Services Agreements and the Milestone Single Study License and Services Agreements (application hosting services) are recognized ratably over the hosting period. The hosting period is determined based on input from customers regarding the estimated number of months the clinical trial data collection period or study is to be conducted. The Company has entered into application hosting arrangements for clinical trial studies which are estimated to be conducted through 2012. Changes in the estimate of the number of months in a clinical trial are treated as changes in estimate when the change first becomes known.
(b)	Site Support Services
In addition to the Annual, Single Study and Milestone Agreements noted above, the Company also charges a monthly fee per site/per study called a site license fee. The site license fee is for help desk, technical support and other full service support. These are on-going periodic charges to cover the site-support and other related obligations under the Agreements and are billed at the end of a month for the previous month.
(c)	Data Management
The Company provides numerous data management related services, including but not limited to project management, e- CRF preparation and initial edit checks creation, e-CRF completion guidelines, non-logic consistency checks (manual review and query generation), manual query resolution, dictionaries, coding, and exception report approvals, coding guidelines (manual coding, review and approval of coding), data correction plans, final QC of study data, and development of full data management plans. Data management plan preparation is billed and revenue is recognized once a data management plan has been approved by the client. All other data management charges are based on an e-CRF page charge for each reviewed case report page and are billed and recognized monthly in arrears.
The components of revenue for the years ended December 31, are as follows:

	2007	2006
Annual License Agreements	$1,894,689	$1,778,583
Application hosting services under Single Study and Milestones License Agreements	3,838,928	1,950,452
Interactive Voice Response	206,652	—
Site support services	2,831,750	2,314,800
Reimbursed out-of-pocket expenses and shipping and handling fees	88,075	75,474
Data management fees	2,326,407	538,375
Data hosting fees	584,800	188,321
Consulting and other operating revenue	298,775	321,296

	$12,069,676	$7,167,391

(Continued)

Phoenix Data Systems, Inc.
NOTES TO FINANCIAL STATEMENTS – CONTINUED
December 31, 2007 and 2006
NOTE A — DESCRIPTION OF COMPANY BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES –Continued
Deferred revenue represents cash received by the Company in advance of revenue recognition.
Customers generally have the ability to terminate any of the types of license Agreements (Annual, Single Study and Milestone), consulting or site support Agreements upon 30 days written notice to the Company. Any of the Agreements can generally be terminated by either party for material breach of obligations not corrected within 30 days after notification of the breach.
In accordance with Emerging Issues Task Force (EITF) Issue No. 01-14, Income Statement Characterization of Reimbursements Received for ''Out-of Pocket” Expenses Incurred, the Company included $88,075 and $75,474 of out-of pocket expenses in revenue and general and administrative expenses for the years ended December 31, 2007 and 2006, respectively.
5.	Property and Equipment
Property and equipment are stated at cost and depreciated using the straight-line method over their useful lives. Major renewals and betterments are capitalized; maintenance, repairs and minor renewals are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives range from two to five years. Leasehold improvements are amortized over the lesser of the lease term or the asset’s estimated useful life.
6.	Advertising
The costs incurred for advertising, promotions and trade shows are expensed when incurred. Included in general and administrative expenses were advertising expenses of $128,751 and $112,411 for 2007 and 2006, respectively.
7.	Income Taxes
The Company, with the consent of its stockholders, elected S Corporation status for federal and state income tax purposes. By reason of its S Corporation status, the Company is not subject to federal or state income taxes at the corporate level. The Company’s income is taxed to the individual stockholders in proportion to their stock ownership. Accordingly, no provision has been made for federal and certain state income taxes in the accompanying financial statements.
8.	Reclassifications
Certain reclassifications have been made to the 2006 financial statements to conform to the 2007 presentation.
(Continued)

Phoenix Data Systems, Inc.
NOTES TO FINANCIAL STATEMENTS – CONTINUED
December 31, 2007 and 2006
NOTE A — DESCRIPTION OF COMPANY BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES – Continued
9.	Stock Based Compensation
The Company has a 2001 Stock Option Plan (Option Plan) in which all employees, including directors, and key consultants are eligible to participate. The Option Plan authorizes the grant of options to purchase an aggregate of 1,412,500 shares of common stock, as amended on November 12, 2004. The Plan provides for the grant of incentive stock options (ISO’s), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the Code). The ISO’s and non-ISO’s issued under the Plan are referred to in this section as “options.” The purpose of the Option Plan is to attract, motivate, and retain its employees, directors and key consultants to advance the interest of the Company.
On January 1, 2006, the Company adopted the provisions of SFAS No. 123R (revised 2004), Share-Based Payment, which revises SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion 25, Accounting for Stock Issued to Employees. SFAS No. 123R requires the Company to recognize expense related to the fair value of stock-based compensation awards, including employee stock options.
Prior to the adoption of SFAS No. 123R, the Company accounted for stock-based compensation awards using the intrinsic value method of Opinion 25. Accordingly, the Company did not recognize compensation expense in its statement of operations for options granted that had an exercise price equal to the market value of the underlying common stock on the date of grant. As required by SFAS No. 123, the Company provided certain pro forma disclosures for stock-based awards as if the fair-value-based approach of SFAS No. 123 had been applied using the minimum value method to measure fair value.
The Company adopted the prospective transition method and therefore the Company has not restated its financial results for prior periods. Under this transition method, the Company applies the provisions of SFAS No. 123R to new awards and to awards modified, repurchased, or cancelled after January 1, 2006.
Compensation cost for stock-based employee compensation was $99,969 and $64,853 for the years ended December 31, 2007 and 2006, respectively.
The cost is recognized as compensation expense over the life of the instruments, based upon the grant date fair value of the equity or liability instruments issued. Stock options granted to consultants are periodically valued as they vest in accordance with EITF 96-18, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Coo/unction with Selling, Goods or Services, using a Black-Scholes option pricing model. Since the Company’s stock is not publicly traded, the expected volatility was calculated for each date of grant based on the “peer method.” The Company identified companies that trade publicly within the data hosting and management industry that have similar revenues. The risk-free interest rate is based on U.S. Treasury rate at the date of grant with maturity dates approximately equal to the expected life at the date of grant. The Company has not historically issued any dividends and does not expect to in the future. In 2007 and 2006, the fair value of the common stock at the date of grant was based on an independent appraisal of the common stock’s value at the date of grant.
(Continued)

Phoenix Data Systems, Inc.
NOTES TO FINANCIAL STATEMENTS – CONTINUED
December 31, 2007 and 2006
NOTE A — DESCRIPTION OF COMPANY BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES - Continued
The calculated value of options granted is estimated on the date of grant using the Black-Scholes option pricing model based on the assumptions in the table below.

	2007	2006
Risk free interest rate	4.89%	4.54%
Expected dividend yield	0.00%	0.00%
Expected lives (years)	6.33	6.04
Expected volatility	57.51%	63.58%
Weighted-average fair value of options granted	$0.74	$0.54
10.	Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.
11.	Concentration of Revenue and Credit Risk
Two customers accounted for approximately 38% of revenues in 2007. At December 31, 2007, amounts due from these customers included in accounts receivable were $934,197.
Three customers accounted for approximately 60% of revenues in 2006. At December 31, 2006, amounts due from these customers included in accounts receivable were $395,777.
12.	Warranties and Indemnification
The Company’s license arrangements and hosting services are typically warranted to perform in a manner consistent with general industry standards that are reasonably applicable and substantially in accordance with the Company’s product documentation under normal use and circumstances. The Company’s arrangements also include certain provisions for indemnifying customers against liabilities if its products or services infringe a third party’s intellectual property rights . See the discussion associated with patent protection activities in Note G.
The Company has not incurred material costs as a result of such indemnifications and therefore has not accrued any liabilities related to such obligations in the accompanying financial statements.
(Continued)

Phoenix Data Systems, Inc.
NOTES TO FINANCIAL STATEMENTS – CONTINUED
December 31, 2007 and 2006
NOTE A — DESCRIPTION OF COMPANY BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES -Continued
13.	Capitalized Software Costs
The Company develops and implements computer software to support its hosting operations. Direct internal and external costs incurred in the application development stage are capitalized and are amortized over a three year period using the greater of the straight-line method or the percent of the product’s current-year revenues as compared to the product’s anticipated future revenues, taking into account the current pace of technological change and obsolescence.
During the years ended December 31, 2007 and 2006, the Company capitalized $-0- and $147,872, respectively, of internal costs related to the development of PDS Express” Version 4.0. Amortization of capitalized software costs amounted to $89,335 and $44,667 for the years ended December 31, 2007 and 2006, respectively.
14.	Prepaid Commissions
Sales commissions costs incurred directly by the Company during the acquisition of customer contracts are deferred by the Company and charged to expense in proportion to the applicable revenues recognized, in accordance with Financial Accounting Standards Board (FASB) Technical Bulletin 90-1.
15.	Research and Development
Research and development costs, other than software costs capitalized, are expensed when incurred. Research and development costs expensed were $407,607 and $154,774 for the years ended December 31, 2007 and 2006, respectively.
16.	New Accounting Pronouncements
In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109 (FIN 48), which clarifies the accounting for uncertainty in tax positions. This interpretation requires the financial statement recognition of a tax position taken or expected to be taken in a tax return, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. On February 1, 2008, the FASB issued FASB Staff Position (FSP) FIN 48-2, Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises. The FSP defers the effective date of FIN 48, Accounting for Uncertainty in Income Taxes, for certain nonpublic companies to the Exchange’s annual financial statements for fiscal years beginning after December 15, 2007. Nonpublic companies subject to the deferral are not required to adopt FIN 48 in interim period financial statements in the year of adoption. Earlier adoption is permitted, but when adopted, FIN 48 must be applied as of the beginning of the Exchange’s fiscal year. The Company is still evaluating the impact of adoption of FIN 48.
In September, 2006, the FASB issued SFAS No. 157, Fair Value Measurement. This new standard provides guidance for using fair value to measure assets and liabilities. The statement clarifies that for items that are not actively traded, fair value should reflect the price in a transaction with a market participant, including an
(Continued)

Phoenix Data Systems, Inc.
NOTES TO FINANCIAL STATEMENTS – CONTINUED
December 31, 2007 and 2006
NOTE A — DESCRIPTION OF COMPANY BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES –Continued
adjustment for risk, and establishes a fair value hierarchy that prioritizes the information used to develop the assumptions market participants would use when pricing the asset or liability. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating what impact, if any SFAS No. 157 will have on its financial statements.
In February, 2007, the FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115. Under this statement, entities will be permitted to measure many financial instruments and certain other assets and liabilities at fair value on an instrument-by instrument basis (the fair value option). By electing the fair value measurement attribute for certain assets and liabilities, entities will be able to mitigate potential “mismatches” that arise under the current mixed measurement attribute model. Entities will also be able to offset changes in the fair values of a derivative instrument and its related hedged item by selecting the fair value option for the hedged item. SFAS No. 159 will become effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the effect that the adoption of this statement will have on its financial statements.
NOTE B — PROPERTY AND EQUIPMENT
At December 31, property and equipment consisted of the following:

	Estimated
	useful life
	in years	2007	2006
Furniture and fixtures	5	$448,244	$270,751
Equipment	5	407,658	316,973
Computer equipment	2 to 3	1,117,583	1,101,443
Leasehold improvements	5	157,108	115,852
Purchased software	3	24,355	24,355
Other	5	68,935	53,928

		2,223,883	1,883,302
Less accumulated depreciation and amortization		(1,608,588)	(1,377,883)

		$615,295	$505,419

Depreciation and amortization expense (excluding capitalized software amortization) was $230,705 and $377,151 for the years ended December 31, 2007 and 2006, respectively.
NOTE C — NOTES PAYABLE TO STOCKHOLDERS
During the fiscal year ended December 31, 2006, the Company paid off, in-full, $48,000 of unsecured non-interest bearing notes payable to certain stockholders. The notes did not carry specified repayment terms, except that the unpaid principal balance was to be paid no later than December, 31 2010.
(Continued)

Phoenix Data Systems, Inc.
NOTES TO FINANCIAL STATEMENTS – CONTINUED
December 31, 2007 and 2006
NOTE C — NOTES PAYABLE TO STOCKHOLDERS – Continued
During the fiscal year ended December 31, 2006, the Company entered into a $92,500 note payable to a shareholder in connection with a November 13, 2006 Stock Purchase Agreement (discussed in Note I). The balance of this note payable was $-0- and $82,115 at December 31, 2007 and 2006, respectively.
NOTE D — CONVERTIBLE DEBENTURES
Effective November 12, 2004, the Company issued to shareholders seven convertible debentures (the Debentures) in the amount of $1,000,000 as follows: $250,000, $187,500, $187,500, $93,750, $93,750, $93,750, and $93,750. The Debentures are due on October 31, 2009 with interest accruing at ten percent (10%) per annum. Interest is payable quarterly commencing February 28, 2005 and payable on each May 31, August 31, November 30 and February 28 thereafter. The Debentures would become payable and due in full upon defaults of the Securities Purchase Agreement unless remedied within 30 days of written notice by the Company when it first becomes aware of default or if not cured within 30 days, then within 90 days if the Company is diligently proceeding to remedy such defaults.
The Debenture agreements contain certain covenants, such as 1) Earnings before interest, income taxes and depreciation and amortization (“EBITDA’’) for the most recent four fiscal quarters, determined as of the end of each fiscal quarter, shall be no less than five times (5x) the annual interest on the Debentures outstanding as of the end of such fiscal quarter, and 2) the Company’s net worth, as reflected in the equity accounts of the Company, determined in accordance with the accounting principles generally accepted in the United States of America (“US GAAP’’) as of the end of each fiscal quarter, shall be no less than $1,500,000. The Debentures contain a conversion option at the option of the shareholder that is available at any time until paid in full. The debentures are convertible into shares of the Company’s common stock at the price of $1.20 per share, or in case an adjustment of such price has taken place, then at the price as last adjusted and in effect on the date the Debentures are presented for conversion. Related financing costs totaling $30,000 were capitalized and are being amortized over the life of the debentures. Amortization expense totaled $6,000 for each of the years ended December 31, 2007 and 2006. Proceeds from the debentures were used to provide working capital. The Company was in default of the financial statement covenants as of December 31, 2007 and 2006. The Company was unable to cure the defaults within the prescribed time frame under the Securities Purchase Agreement. As a result, the $1.0 million of convertible debentures have been included in current liabilities. As of December 31, 2007, the shareholders of the Debentures have not demanded payment.
NOTE E — STOCK OPTIONS
The Company’s Stock Option Plan requires the option price on stock option grants to at least equal the fair market value of a share of common stock on the date on which the option is granted. In addition, options granted to a 10% or more stockholder must have an exercise price at least equal to 110% of the fair market value of a share of common stock on the date on which the option is granted.
The options have a term of ten years and generally carry vesting requirements that are stated on each option certificate. The vesting period range from three to five years. Generally, the options vest annually on the anniversary date indicated on the option certificate and vest an equal percentage each year based upon the vesting period stated in the option certificate.
(Continued)

Phoenix Data Systems, Inc.
NOTES TO FINANCIAL STATEMENTS – CONTINUED
December 31, 2007 and 2006
NOTE E — STOCK OPTIONS – Continued
The Company recognizes compensation costs on a straight-line basis over the service period. For the years ended December 31, 2007 and 2006, the Company recognized $99,969 and $64,853, respectively, of compensation cost which is included in administrative expenses. As of December 31, 2007, unrecognized compensation cost related to non-vested awards granted under the revised 2001 Stock Option Plan amounted to $267,066, which will be recognized over a weighted-average period of 2.19 years.
A summary of the status of the Company’s stock option plan, and the changes during the years ended December 31, is presented below:

	2007		2006
		Weighted		Weighted
		average		average
	Shares	exercise price	Shares	exercise price
Outstanding, beginning of year	800,000	$0.58	330,000	$0.50
Granted	325,715	1.25	470,000	0.86
Exercised	—	—	—	—
Cancelled/forfeited	150,000	$0.93	—	—

Outstanding, end of year	975,715		800,000	0.58

Options exercisable at year end	523,335		424,444

Weighted average remaining contractual life		8.89		8.35

     The following table summarizes stock option information for the plan as of December 31, 2007:

	Options outstanding			Options exercisable
		Weighted
		average	Weighted		Weighted
	Number	remaining	average	Number	average
Exercise price	outstanding	contractual life	exercise price	exercisable	exercise price
$0.50	330,000	6.07 years	$0.50	280,000	$0.50
$0.80 - $0.95	320,000	8.27 years	$0.87	243,335	$0.88
$1.24 - $1.36	325,715	9.50 years	$1.25	—	$—
The Company also has a 2001 Restricted Stock Plan (Stock Plan) in which all employees, including directors, and key consultants are eligible to participate. The Board of Directors, at its discretion can grant shares of restricted common stock to employees, directors or consultants. The Stock Plan authorizes the grant of the right to purchase an aggregate of 1,687,500 shares of restricted common stock as amended on November 12, 2004.
(Continued)

Phoenix Data Systems, Inc.
NOTES TO FINANCIAL STATEMENTS – CONTINUED
December 31, 2007 and 2006
NOTE E — STOCK OPTIONS – Continued
The purchase price on restricted stock grants must at least equal the fair market value of a share of common stock on the date of the grant.
As of December 31, 2006, 1,687,500 shares of restricted common stock were granted and issued under the Stock Plan. Therefore, there were no shares remaining for issuance pursuant to the original amounts reserved. No shares were granted during the years ended December 31, 2007 and 2006.
NOTE F — RETIREMENT PLAN
The Company maintains a retirement plan under Section 401(k) of the Internal Revenue Code. Participants may make contributions to the Plan in accordance with the terms of the Plan. The Company makes additional contributions equal to 100% of each participant’s deferral contributions not exceeding 3% of participant’s compensation, plus 50% of each participant’s deferral contributions in excess of 3%, up to a maximum of 5% of participants’ compensation. The Company made matching contributions in the amount of $135,035 and $103,518 during the years ended December 31, 2007 and 2006, respectively.
NOTE G — COMMITMENTS AND CONTINGENCIES
1. Lease Commitments
The Company leases office facilities and equipment under leases expiring at various dates through the year 2010.
All noncancellable leases with an initial term greater than one year have been categorized as capital or operating leases in conformity with SFAS No. 13, Accounting for Leases.
At December 31, 2007, the Company was liable under terms of noncancellable leases for the following future minimum lease commitments:

	Capital	Operating
Year ending December 31	leases	leases
2008	$82,674	$788,565
2009	57,560	790,159
2010	26,820	74,288
2011	26,820	—
2012	24,585	—

Total minimum lease payments	218,459	$1,653,013

Less interest (at rates ranging from 7.9% to 15.7%)	27,913
Less current maturities	70,270

Long-term portion	$120,276

(Continued)

Phoenix Data Systems, Inc.
NOTES TO FINANQAL STATEMENTS – CONTINUED
December 31, 2007 and 2006
NOTE G — COMMITMENTS AND CONTINGINCIES – Continued
Most of the leases provide that the Company pay taxes, maintenance, insurance and certain other operating expenses applicable to the leased premises. In addition, some of the leases include escalation clauses and the Company has recorded deferred rent in accordance with SFAS No 13, Leases, to straight line the rent expense. The deferred rent is included in accounts payable and accrued expenses.
Total rent expense amounted to $688,655 and $561,041 for the years ended December 31, 2007 and 2006, respectively, and is included in general and administrative expenses.
2. Service Contract
The Company has entered into an Agreement with a service provider in support of its application hosting services. The service provider maintains the Company’s hardware platform for the Company’s EDC hosting services and also provides data backup services. The Original Master Services Agreement was to expire in January 2008. This Agreement was extended on December 1,2007, prior to its expiration, for 50 months through January 31, 2012 and requires minimum monthly payments of approximately $22,600. The contract allows the Company to reduce the contracted services at any point beyond the first 24 months of the original contract term.
3. Contingencies
The Company is subject to various claims, complaints and litigation arising out of its normal course of business. The Company has referred all such litigation and claims to legal counsel and, where appropriate, its insurance carriers. In the opinion of management, after consulting with legal counsel, the settlement of litigation and claims, in the aggregate, will not have a material adverse effect on the results of operations or financial position of the Company.
As discussed in note A12, the Company provides an indemnification to its customers in the event that it is determined in a court of law that the Company’s products or services infringe a third party’s intellectual property rights.
As discussed in note Al, the Company has a dormant subsidiary in the United Kingdom as well as two employees who are serving the Company’s customers with operations in the United Kingdom and Europe. The Company has not been notified as having nexus in any foreign jurisdiction from any foreign taxing authority. Should the Company receive any inquiries regarding the nature of its operations in those foreign jurisdictions, it is reasonably possible that foreign taxing authorities may determine that nexus does exist. In that circumstance, the Company may be liable for foreign income taxes related to the portion of its operations conducted in those foreign jurisdictions.

Phoenix Data Systems, Inc.
NOTES TO FINANCIAL STATEMENTS – CONTINUED
December 31, 2007 and 2006
NOTE H — RELATED PARTY TRANSACTIONS
A stockholder, who was also a former employee, separated from the Company on October 14, 2005, and was paid a total severance sum of approximately $70,000 during the year ended December 31, 2005. Additionally, a consulting Agreement was entered into between the Company and the stockholder (Contractor) on November 4, 2005 which terminated on November 4, 2007. The Agreement provided for a guaranteed minimum of 1,000 hours of consulting work at the rate of $110 per hour during the first twelve months of the Agreement. During the second twelve month term, the Company will consider utilizing the Contractor’s services at a rate of $110 per hour with no guaranteed minimum number of hours. During the year ended December 31, 2006, $159,500 was paid to this former employee by the Company for consulting services performed and no amounts were due to this former employee by the Company as of December 31, 2006. On September 28, 2007, the Company entered into a new consulting agreement with the stockholder. The agreement provides for a minimum of 1,818 hours of consulting work at the rate of $110 per hour. The contract expires in twelve months from the date of execution. During the year ended December 31, 2007 $101,369 was recorded as consulting expense and $4,615 was included in accrued expenses as of December 31, 2007.
A non-interest bearing note receivable in the amount of $33,605 remained due to the Company by an employee, who is also a stockholder, as of December 31, 2007. The balance of the note is to be netted against future bonuses earned by the employee as determined by management of the Company and is considered fully collectible. No payments were received during 2006. The note receivable balance is included in deposits and other assets in the accompanying balance sheets at December 31, 2007 and 2006.
The Company’s CEO is on the Board of Directors of a company which is also a customer of PDS. Revenues recognized on sales to this customer amounted to $281,538 and $205,654 during 2007 and 2006, respectively. As of December 31, 2007, this customer owed the Company $129,850, and revenues deferred from this customer amounted to $15,265. As of December 31, 2006, this customer owed the Company $27,920, and revenues deferred from this customer amounted to $73,996.
NOTE I — AGREEMENT TO REPURCHASE COMMON STOCK
On November 13, 2006, the Company repurchased from one of it stockholders 150,000 shares of PDS’ common stock at a price equal to the fair market value of the common stock as of July 31, 2006 as determined by an independent appraiser selected by the Company. The fair market value of PDS common stock was determined to be $0.95 per share, resulting in a purchase price of $142,500. Upon execution of the Agreement of sale, the Company paid an initial installment on the stock purchase of $50,000, with the $92,500 balance to be paid over the subsequent twelve months in bi-weekly installments, plus market interest accruing at a rate of 4.78% per annum. The principal balance owed to the shareholder as of December 31, 2007 was $-0-.
In addition, the Company also received an option to repurchase an additional 300,000 shares of common stock from the same stockholder, one half (150,000 shares) on each of the first and second anniversary dates for the fair market value of the Company’s common stock on such dates. The option is non-binding on either party and expires on November 13, 2008. As of December 31, 2007, no shares have been repurchased.
(Continued)

Phoenix Data Systems, Inc.
NOTES TO FINANCIAL STATEMENTS – CONTINUED
December 31, 2007 and 2006
NOTE I — AGREEMENT TO REPURCHASE COMMON STOCK – Continued
This stockholder, who owns an additional 1,350,000 shares of common stock of the Company (after the sale transaction) granted the CEO of the Company an irrevocable proxy with respect to all of the voting rights associated with the 1,350,000 common shares. As a result , the CEO of the Company (who owns 1,500,000 common shares) has been empowered to vote these common shares at any time at any meeting of the stockholders of the Company. However, the CEO is not empowered to vote on matters with respect to the sale of all or substantially all of the assets of the Company, any consolidation, reorganization or merger of the Company, a sale of 10% or more of the issued or outstanding common stock of the Company, any stock split or recapitalization or a change in the Company status from an “S” Corporation to a “C” corporation. The proxy is for a period of one year from the November 13, 2006 purchase date, or longer if the aforementioned option to purchase the additional shares is exercised by the Company.
NOTE J — CONTRACT BACKLOG (UNAUDITED)
Contractual customer backlog as of December 31, 2007 and 2006, approximated $21.2 million and $21.5 million, respectively.
NOTE K — SUBSEQUENT EVENTS (UNAUDITED)
On January 8, 2008 the Company entered into a letter of intent with a strategic acquirer to purchase 100% of the outstanding common stock of the Company. The letter of intent was set to expire on March 8, 2008. On March 6, 2008 the letter of intent was extended and now expires on March 24, 2008.
On February 25, 2008, the board of directors of the Company, cancelled all unvested stock options under the Company’s stock option plan.
The Company received a letter from the Internal Revenue Service (“IRS’’) dated February 25, 2008, related to a 2005 tax return of an investment in a limited liability company that the Company owned in 2005. No amounts are currently due as a result of the IRS letter.

Financial Statements and Report of Independent Certified Public Accountants
Phoenix Data Systems, Inc.
December 31, 2006 and 2005

C O N T E N T S

Report of Independent Certified Public Accountants
Board of Directors
Phoenix Data Systems, Inc.
     We have audited the accompanying balance sheets of Phoenix Data Systems, Inc. (an S Corporation) (the “Company’’) as of December 31, 2006 and 2005 and the related statements of operations, changes in stockholders’ (deficiency) equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
     We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Phoenix Data Systems, Inc. as of December 31, 2006 and 2005 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
     As discussed in note A-8 to the financial statements, the Company adopted Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, on January 1, 2006.
/s/ Grant Thornton LLP
Philadelphia, Pennsylvania
October 9, 2007

3

Phoenix Data Systems, Inc.
BALANCE SHEETS
December 31,

	2006	2005
ASSETS
Current assets
Cash	$1,949,768	$1,284,896
Accounts and unbilled receivables, net of allowance for doubtful accounts of $-0-	947,031	1,352,618
Prepaid expenses	165,225	47,266

Total current assets	3,062,024	2,684,780

Property and equipment, net	505,419	714,623
Capitalized software costs, net	223,337	120,133
Deposits and other assets	97,581	155,591

Total assets	$3,888,361	$3,675,127

LIABILITIES AND STOCKHOLDERS’ (DEFICIENCY) EQUITY

Current liabilities
Capital lease obligations, current portion	$76,917	$55,877
Convertible debentures	1,000,000	1,000,000
Current portion of note payable to a stockholder	82,115	48,000
Accounts payable and accrued expenses	503,780	382,379
Deferred revenue, current portion	1,599,151	1,205,799

Total current liabilities	3,261,963	2,692,055

Capital lease obligations	82,740	86,413
Deferred revenue, long term portion	1,216,083	458,780

Total liabilities	4,560,786	3,237,248

Stockholders’ (deficiency) equity
Common stock, $0.01 par value — authorized 20,000,000 shares; 9,820,833 shares issued and 9,195,833 and 9,345,833 shares outstanding as of December 31,2006 and 2005, respectively	98,208	98,208
Additional paid-in capital	1,206,425	1,204,189
Accumulated deficit	(1,737,058)	(767,018)
Treasury stock, 625,000 and 475,000 shares, at cost, as of December 31, 2006 and 2005, respectively	(240,000)	(97,500)

Total stockholders’ (deficiency) equity	(672,425)	437,879

Total liabilities and stockholders’ (deficiency) equity	$3,888,361	$3,675,127

The accompanying notes are an integral part of these statements.

4

Phoenix Data Systems, Inc.
STATEMENTS OF OPERATIONS
Year ended December 31,

	2006	2005
Revenues	$7,167,391	$6,764,188

Expenses
Employee compensation	5,260,544	4,126,602
General and administrative	2,768,704	2,697,332

Total expenses	8,029,248	6,823,934

Loss before other income (expense)	(861,857)	(59,746)

Other income (expense)

Interest expense	(112,089)	(110,032)
Interest income	64,638	37,400
Other expense	(60,732)	(3,925)

Total other income (expense), net	(108,183)	(76,557)

Net loss	$(970,040)	$(136,303)

The accompanying notes are an integral part of these statements.

5

Phoenix Data Systems, Inc.
STATEMENT OF CHANGES IN STOCKHOLDERS’ (DEFICIENCY) EQUITY
Years ended December 31, 2006 and 2005

							Total
	Common Stock		Treasury stock		Additional		stockholders’
	Number		Number		paid-in	Accumulated	(deficiency)
	of shares	Amount	of shares	Amount	capital	deficit	equity
Balance at December 31, 2004	9,820,833	$98,208	400,000	$(60,000)	$1,227,687	$(630,715)	$635,180

Purchase of treasury stock	—	—	75,000	(37,500)	—	—	(37,500)

Distributions	—	—	—	—	(23,498)	—	(23,498)

Net loss	—	—	—	—	—	(136,303)	(136,303)

Balance at December 31, 2005	9,820,833	98,208	475,000	(97,500)	1,204,189	(767,018)	437,879

Purchase of treasury stock	—	—	150,000	(142,500)	—	—	(142,500)

Share-based compensation	—	—	—	—	64,853	—	64,853

Distributions	—	—	—	—	(62,617)	—	(62,617)

Net loss	—	—	—	—	—	(970,040)	(970,040)

Balance at December 31, 2006	9,820,833	$98,208	625,000	$(240,000)	$1,206,425	$(1,737,058)	$(672,425)

The accompanying notes are an integral part of these statements.

6

Phoenix Data Systems, Inc.
STATEMENTS OF CASH FLOWS
Year ended December 31,

	2006	2005
Cash flows from operating activities
Net loss	$(970,040)	$(136,303)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	421,818	495,935
Share-based compensation expense	64,853	—
Loss on sale of property and equipment	5,625	—
(Increase) decrease in assets
Accounts and unbilled receivables	405,587	(103,121)
Prepaid expenses	(117,959)	27,050
Other assets	52,010	(1,407)
Increase (decrease) in liabilities
Accounts payable and accrued expenses	121,401	18,991
Deferred revenue	1,150,655	336,673
Other Liabilities	—	(46,472)

Net cash provided by operating activities	1,133,950	591,346

Cash flows from investing activities
Purchase of property and equipment	(171,638)	(350,581)
Capitalized software costs	(147,872)	(120,133)
Proceeds from sale of investment in joint venture	—	30,000
Proceeds from sales of property and equipment	4,066	—

Net cash used in investing activities	(315,444)	(440,714)

Cash flows from financing activities
Principal payments on capitalized lease obligations	(60,563)	(28,016)
Repayment of notes payable to stockholders and other loans	(58,385)	(141,128)
Proceeds from shareholder note payable	92,500	—
Proceeds from new capital lease obligations	77,931
Purchase of treasury stock	(142,500)	(37,500)
Distributions to stockholders	(62,617)	(23,498)

Net cash used in financing activities	(153,634)	(230,142)

Increase (decrease) in cash	664,872	(79,510)

Cash at beginning of year	1,284,896	1,364,406

Cash at end of year	$1,949,768	$1,284,896

Supplemental disclosure of cash activities
Cash paid for interest	$112,089	$115,032

Supplemental disclosure of noncash investing and financing activities
Property and equipment acquired under capital lease	$77,931	$—

The accompanying notes are an integral part of these statements.

7

Phoenix Data Systems, Inc.
NOTES TO FINANCIAL STATEMENTS
December 31, 2006 and 2005
NOTE A — DESCRIPTION OF COMPANY BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES
1. Nature of Operations
Phoenix Data Systems, Inc., a Pennsylvania “S” corporation (“PDS” or “the Company”), is engaged in providing electronic data capture (EDC) services (as an application service provider or ASP), conducting software development activities (for internal use purposes only) and consulting services. The Company has developed a variety of software applications that allow pharmaceutical and biotech companies to enhance their ability to process and store clinical data through the use of the Company’s proprietary software and hosting service. As such, the Company’s revenues are primarily derived from application hosting, data hosting, data management, site support and consulting services. The Company’s corporate headquarters and substantially all of its operations are located in King of Prussia, Pennsylvania. All of the Company’s employees are based in the United States, with the exception of two employees who are based in the United Kingdom. These two employees provide support for on-going clinical trials being conducted in the United Kingdom and Europe by several of the Company’s customers.
The Company also has a dormant subsidiary in the United Kingdom, Phoenix Data Systems Europe, Ltd. This subsidiary has been dormant since 2003.
2. Funding of Operating Activities and Risks and Uncertainties
For the years ended December 31, 2006 and 2005, the Company incurred losses from operations of $970,040 and $136,303, respectively, despite producing positive cash flows during each of the two periods. The Company was in violation of its $1.5 million net worth and trailing twelve months EBITDA covenants under its $1.0 million convertible debentures agreement (see note D) as of December 31, 2006 and 2005. Due to these covenant violations, the convertible debentures have been included in current liabilities as of December 31, 2006 and 2005 in the accompanying balance sheets. The holders of the $1.0 million of convertible debentures, who are also stockholders, have not sought repayment and, as a result, management does not expect any significant impact on the Company or its liquidity. Management believes that its current contractual backlog, cash on hand, and management of expenses will enable the Company to continue to meet its obligations as they come due. It is reasonably possible that delays in the timing of clinical trials being performed and their associated revenues or any demand for repayment of the $1.0 million of convertible debentures would negatively impact the Company and its liquidity.
Additional risk factors that could affect future operating results include the management of growth, the ability to continue to attract and retain key employees, the length of the sales cycle, increasing competition, the availability of additional financing and the current economic and regulatory environment.
The Company has engaged the services of an investment banking firm to assist in the evaluation of strategic alternatives which may include a sale of the Company, raising growth capital or other strategic transactions. There are no assurances that any transaction will be consummated.
(Continued)

8

Phoenix Data Systems, Inc.
NOTES TO FINANCIAL STATEMENTS-CONTINUED
December 31, 2006 and 2005
NOTE A — DESCRIPTION OF COMPANY BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES -Continued
3. Accounts Receivable
The majority of the Company’s accounts receivable are due from companies in the pharmaceutical industry. Credit is extended based on an evaluation of a customer’s financial condition and, generally, collateral is not required. Accounts receivable are due within 30 to 45 days depending on terms with customers and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customers’ current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.
At December 31, 2006 and 2005, the Company considers all of its accounts receivable to be collectible and, accordingly, no allowance for doubtful accounts is considered necessary.
4. Revenue Recognition
The Company derives revenues from data hosting and management service arrangements. Through these arrangements, the Company offers its primary software application, PDS ExpressTM, in a hosted solution delivered through Microsoft Terminal Services or an off-line system in which data is input into a laptop or personal computer and is replicated to servers which host the PDS ExpressTM application.
Services provided by PDS include (a) Hosting Services, (b) Site Support Services and (c) Data Management Services. The Company recognizes revenue for these services when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the product or service has been provided to the customer; (3) the collection of fees is probable; and (4) the amount of fees to be paid by the customer is fixed or determinable.
               (a) Hosting Services and Related Agreements
     The Company has three types of hosting Agreements with its customers: (1) Single Study License and Services Agreements; (2) Milestone Single Study License and Services Agreements and (3) Annual License Agreements. The Single Study License and Services Agreements generally consist of three stages: pre-study design consultation and EDC programming including edit check programming(which begins with consultation, e-CRF design, edit check design and testing, database mapping, study validation, and study hardware deployment) (stage 1), study maintenance programming and other data services (that includes ongoing programming support and study amendment deployments) (stage 2), and study close-out and data migration (stage 3). Unless otherwise negotiated, fees associated with the first stage are billed upon execution of the Agreement. For these arrangements, the application hosting period begins with stage 2 and concludes at the end of stage 3.
(Continued)

9

Phoenix Data Systems, Inc.
NOTES TO FINANCIAL STATEMENTS-CONTINUED
December 31, 2006 and 2005

NOTE A —	DESCRIPTION OF COMPANY BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES - Continued
The Milestones Single Study License and Services Agreements are similar to Single Study License and Services Agreements, except that the progress billings are based on completion of established Milestones. The Milestones established for these studies are as follows: 1) start-up activities, 2) approval, 3) deployment, 4) last subject out and, 5) archive. For these arrangements, the application hosting period begins with Milestone no. 3 and concludes upon completion of Milestone no. 5.
Under the Annual License Agreements, customers are charged a fixed amount covering a twelve month period. Services under an Annual License Agreement include pre-study design consultation, study maintenance and study close-out EDC services, and the client is allowed an unlimited number of clinical trial studies during the one-year term. The Company had 9 active Annual License Agreements as of December 31, 2006 and 2005, respectively. The Annual License Agreements serve as an overall “umbrella” Agreement as these customers also enter into Single Study License Agreements for all hosting services performed by the Company. The Single Study License Agreements are an addendum or exhibit to the “umbrella” or “master” Agreement. If no Single Study License Agreement is completed or entered into, the Company does not have to refund any Annual license payments received during the Annual contract period. If a study is in progress at the end of an annual contract period, the Annual License Agreement, and corresponding fee, automatically renews for another annual period. The Company bills the customer at the time the Annual License Agreement is executed in total or upon the anniversary date, if it is an automatic renewal. There was one active agreement as of December 31, 2006, which did not contain an automatic renewal clause. This contract allowed the customer the option to either renew its Annual License Agreement or to run any future studies under a Single Study License Agreement at “list price”.
All or any part of the above types of Agreements (Annual, Single Study and Milestone) and all of their related services (set-up, maintenance, site support and site close-out) are negotiated either simultaneously or with the intention of negotiating complete services at some point in the near future.
The Company retains ownership of the software and at no point do customers install the software and run it independently on their hardware.
Revenues associated with the Single Study License and Services Agreements and the Milestone Single Study License and Services Agreements (application hosting services) are recognized ratably over the hosting period. The hosting period is determined based on input from customers regarding the estimated number of months the clinical trial data collection period or study is to be conducted. The Company has entered application hosting arrangements for clinical trial studies which are estimated to be conducted through 2012. Changes in the estimate of the number of months in a clinical trial are treated as changes in estimate when the change first becomes known.
(Continued)

10

Phoenix Data Systems, Inc.
NOTES TO FINANCIAL STATEMENTS-CONTINUED
December 31, 2006 and 2005

NOTE A —	DESCRIPTION OF COMPANY BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES - Continued
               (b) Site Support Services
In addition to the Annual, Single Study and Milestone Agreements noted above, the Company also charges a monthly fee per site/per study called a site license fee. The site license fee is for help desk, technical support and other full service support. These are on-going periodic charges to cover the site-support and other related obligations under the Agreements and are billed at the end of a month for the previous month.
               (c) Data Management
The Company provides numerous data management related services, including but not limited to project management, e-CRF preparation and initial edit checks creation, e-CRF completion guidelines, non-logic consistency checks (manual review and query generation), manual query resolution, dictionaries, coding, and exception report approvals, coding guidelines (manual coding, review and approval of coding), data correction plans, final QC of study data, and development of full data management plans. Data management plan preparation is billed and revenue is recognized once a data management plan has been approved by the client. All other data management charges are based on an e-CRF page charge for each reviewed case report page and are billed and recognized monthly in arrears.
The components of revenue for the years ended December 31, are as follows:

	2006	2005
Annual License Agreements	$1,778,583	$1,400,000
Application hosting services under Single Study and Milestones License Agreements	1,950,452	1,915,793
Site support services	2,314,800	3,148,008
Reimbursed out-of-pocket expenses and shipping and handling fees	75,474	133,688
Data management fees	538,375	61,911
Data hosting fees	188,321	—
Consulting and other operating revenue	321,296	104,788

	$7,167,391	$6,764,188

Deferred revenue represents cash received by the Company in advance of revenue recognition.
Customers generally have the ability to terminate any of the types of license Agreements (Annual, Single Study and Milestone), consulting or site support Agreements upon 30 days written notice to the Company. Any of the Agreements can generally be terminated by either party for material breach of obligations not corrected within 30 days after notification of the breach.
(Continued)

11

Phoenix Data Systems, Inc.
NOTES TO FINANCIAL STATEMENTS-CONTINUED
December 31, 2006 and 2005

NOTE A —	DESCRIPTION OF COMPANY BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES - Continued
In accordance with Emerging Issues Task Force (EITF) Issue No. 01-14, Income Statement Characterization of Reimbursements Received for “Out-of-Pocket” Expenses Incurred, the Company included $75,474 and $133,688 of out-of-pocket expenses in revenue and general and administrative expenses for the years ended December 31, 2006 and 2005, respectively.
5. Property and Equipment
Property and equipment are stated at cost and depreciated using the straight-line method over their useful lives. Major renewals and betterments are capitalized; maintenance, repairs and minor renewals are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives range from two to five years. Leasehold improvements are amortized over the lesser of the lease term or the asset’s estimated useful life.
6. Advertising
The costs incurred for advertising, promotions and trade shows are expensed when incurred. Included in general and administrative expenses were advertising expenses of $112,411 and $51,988 for 2006 and 2005, respectively.
7. Income Taxes
The Company, with the consent of its stockholders, elected S Corporation status for federal and state income tax purposes. By reason of its S Corporation status, the Company is not subject to federal or state income taxes at the corporate level. The Company’s income is taxed to the individual stockholders in proportion to their stock ownership. Accordingly, no provision has been made for federal and certain state income taxes in the accompanying financial statements.
8. Stock Based Compensation
The Company has a 2001 Stock Option Plan (Option Plan) in which all employees, including directors, and key consultants are eligible to participate. The Option Plan authorizes the grant of options to purchase an aggregate of 1,412,500 shares of common stock, as amended on November 12, 2004. The Plan provides for the grant of incentive stock options (ISO’s), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the Code). The ISO’s and non-ISO’s issued under the Plan are referred to in this section as “options.” The purpose of the Option Plan is to attract, motivate, and retain its employees, directors and key consultants to advance the interest of the Company.
(Continued)

12

Phoenix Data Systems, Inc.
NOTES TO FINANCIAL STATEMENTS-CONTINUED
December 31, 2006 and 2005
NOTE A	—	DESCRIPTION OF COMPANY BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES - Continued
On January 1, 2006, the Company adopted SFAS No. 123(R), Share-Based Payment (SFAS No. 123(R)). This Statement is a revision of SFAS No. 123 and supersedes APB 25 and its related implementation guidance. SFAS No. 123(R) requires companies to recognize stock compensation expense for awards of equity instruments to employees based on grant-date fair value of those awards (with limited exceptions). The cost is recognized as compensation expense over the life of the instruments, based upon the grant date fair value of the equity or liability instruments issued. Stock options granted to consultants are periodically valued as they vest in accordance with EITF 96-18, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, using a Black-Scholes option pricing model. Since the Company’s stock is not publicly traded, the expected volatility was calculated for each date of grant based on the “peer method.” The Company identified companies that trade publicly within the data hosting and management industry that have similar revenues. The risk-free interest rate is based on U.S. Treasury rate at the date of grant with maturity dates approximately equal to the expected life at the date of grant. The Company has not historically issued any dividends and does not expect to in the future. The assumptions used and weighted-average information for employee and director grants are as follows:
     Employee and Director grants:

2006
Risk free interest rate	4.54%
Expected dividend yield	0.00%
Expected lives (years)	6.04
Expected volatility	63.58%
Weighted-average fair value of options granted	$0.54
During the year ended December 31, 2006, the Company granted 470,000 stock options at a fair value ranging from $0.50 to $0.58 per share, risk free interest rates ranging from 4.31% to 4.86%, an expected volatility of the market price of the Company’s common stock ranging from 61.9% to 68.3%, a dividend yield of 0%, an expected life ranging from 6 years to 6.5 years, and a forfeiture rate approximating 0.00%. As a result of adopting SFAS No 123(R) on January 1, 2006, the Company recorded non-cash compensation expense of $64,853 during the year ended December 31, 2006. As of December 31, 2006, unrecognized compensation cost related to non-vested awards granted under the revised 2001 Stock Option Plan amounted to $188,199, which will be recognized over a weighted-average period of 2.21 years.
Prior to adopting SFAS No. 123R, the Company followed the intrinsic value method of accounting for stock-based employee compensation in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, (“APB No. 25”) and related interpretations. Accordingly, no compensation expense was recognized for the 2005 period.
(Continued)

13

Phoenix Data Systems, Inc.
NOTES TO FINANCIAL STATEMENTS-CONTINUED
December 31, 2006 and 2005
NOTE A	—	DESCRIPTION OF COMPANY BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES - Continued
The following table illustrates the effect on net loss if the Company had applied the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation for the year ended December 31, 2005.

Year ended
December 31, 2005
Net loss, as reported	$(136,303)
Adjustment for total stock-based employee compensation expense determined under fair value based method for all awards	(7,602)

Pro forma net loss	$(143,905)

9. Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.
10. Concentration of Revenue and Credit Risk
Three customers accounted for approximately 60% of revenues in 2006 and 77% of revenues in 2005. At December 31, 2006 and 2005, amounts due from these customers included in accounts receivable were $395,777 and $973,021, respectively.
The Company maintains cash at financial institutions throughout the United States of America. Some of these funds are secured by the Federal Deposit Insurance Corporation up to $100,000 per institution. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.
11. Warranties and Indemnification
The Company’s license arrangements and hosting services are typically warranted to perform in a manner consistent with general industry standards that are reasonably applicable and substantially in accordance with the Company’s product documentation under normal use and circumstances. The Company’s arrangements also include certain provisions for indemnifying customers against liabilities if its products or services infringe a third party’s intellectual property rights. See the discussion associated with patent protection activities in Note G.
The Company has not incurred material costs as a result of such indemnifications and therefore has not accrued any liabilities related to such obligations in the accompanying financial statements.
(Continued)

14

Phoenix Data Systems, Inc.
NOTES TO FINANCIAL STATEMENTS-CONTINUED
December 31, 2006 and 2005
NOTE A	—	DESCRIPTION OF COMPANY BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES - Continued
12. Capitalized Software Costs
The Company develops and implements computer software to support its hosting operations. Direct internal and external costs incurred in the application development stage are capitalized and are amortized over a three year period using the straight-line method, taking into account the current pace of technological change and obsolescence.
During the years ended December 31, 2006 and 2005, the Company capitalized $147,872 and $120,133, respectively, of internal costs related to the development of PDS ExpressTM Version 4.0. Amortization of capitalized software costs amounted to $44,667 and $-0- for the years ended December 31, 2006 and 2005, respectively.
13. Prepaid Commissions
Sales commissions costs incurred directly by the Company during the acquisition of customer contracts are deferred by the Company and charged to expense in proportion to the applicable revenues recognized, in accordance with Financial Accounting Standards Board (FASB) Technical Bulletin 90-1.
14. Research and Development
Research and development costs, other than software costs capitalized, are expensed when incurred in accordance with SFAS No. 86. Research and development costs expensed were $154,774 and $167,039 for the years ended December 31, 2006 and 2005, respectively.
15. New Accounting Pronouncements
In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109 (FIN 48), which clarifies the accounting for uncertainty in tax positions. This interpretation requires the financial statement recognition of a tax position taken or expected to be taken in a tax return, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. The Company is currently evaluating the impact of the adoption of FIN 48 will have on its financial condition and results of operations.
In September, 2006, the FASB issued SFAS No. 157, Fair Value Measurement. This new standard provides guidance for using fair value to measure assets and liabilities. The statement clarifies that for items that are not actively traded, fair value should reflect the price in a transaction with a market participant, including an adjustment for risk, and establishes a fair value hierarchy that prioritizes the information used to develop the assumptions market participants would use when pricing the asset or liability. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company does not expect to record any material adjustments upon the adoption of this statement.
(Continued)

15

Phoenix Data Systems, Inc.
NOTES TO FINANCIAL STATEMENTS-CONTINUED
December 31, 2006 and 2005
NOTE A	—	DESCRIPTION OF COMPANY BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES - Continued
In February, 2007, the FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, Including an amendment of FASB Statement No. 115. Under this statement, entities will be permitted to measure many financial instruments and certain other assets and liabilities at fair value on an instrument-by-instrument basis (the fair value option). By electing the fair value measurement attribute for certain assets and liabilities, entities will be able to mitigate potential “mismatches” that arise under the current mixed measurement attribute model. Entities will also be able to offset changes in the fair values of a derivative instrument and its related hedged item by selecting the fair value option for the hedged item. SFAS No. 159 will become effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the effect that the adoption of this statement will have on its financial statements.
NOTE B	—	PROPERTY AND EQUIPMENT
     At December 31, property and equipment consisted of the following:

	Estimated
	useful life
	in years	2006	2005
Furniture and fixtures	5	$270,751	$241,744
Equipment	5	316,973	236,100
Computer equipment	2 to 3	1,101,443	1,083,417
Leasehold improvements	5	115,852	115,854
Purchased software	3	24,355	—
Other	5	53,928	53,928

		1,883,302	1,731,043
Less accumulated depreciation and amortization		(1,377,883)	(1,016,420)

		$505,419	$714,623

Depreciation and amortization expense was $377,151 and $495,935 for the years ended December 31, 2006 and 2005, respectively. This includes amortization expense of $6,000 for each of the years ended December 31, 2006 and 2005, discussed further in Note D.
NOTE C	—	NOTES PAYABLE TO STOCKHOLDERS
During the fiscal year ended December 31, 2006, the Company paid off, in-full, $48,000 of unsecured non-interest bearing notes payable to certain stockholders. The notes did not carry specified repayment terms, except that the unpaid principal balance was to be paid no later than December 31, 2010. The entire $48,000 principal balance was outstanding as of December 31, 2005.
During the fiscal year-ended December 31, 2006, the Company entered into a $92,500 note payable to a shareholder in connection with a November 13, 2006 Stock Purchase Agreement (discussed in Note I). Of this amount, $82,115 was due to the shareholder as of December 31, 2006.

16

Phoenix Data Systems, Inc.
NOTES TO FINANCIAL STATEMENTS-CONTINUED
December 31, 2006 and 2005
NOTE D	—	CONVERTIBLE DEBENTURES
Effective November 12, 2004, the Company issued to shareholders seven convertible debentures (the Debentures) in the amount of $1,000,000 as follows: $250,000, $187,500, $187,500, $93,750, $93,750, $93,750, and $93,750. The Debentures are due on October 31, 2009 with interest accruing at ten percent (10%) per annum. Interest is payable quarterly commencing February 28, 2005 and payable on each May 31, August 31, November 30 and February 28 thereafter. The Debentures would become payable and due in full upon defaults of the Securities Purchase Agreement unless remedied within 30 days of written notice by the Company when it first becomes aware of default or if not cured within 30 days, then within 90 days if the Company is diligently proceeding to remedy such defaults and continues to diligently proceed until remedied. The Financial Statement covenants imposed are 1) EBITDA for the most recent four fiscal quarters, determined as of the end of each fiscal quarter, shall be no less than five times (5x) the annual interest on the Debentures outstanding as of the end of such fiscal quarter, and 2) the Company’s net worth, as reflected in the equity accounts of the Company, determined in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”) as of the end of each fiscal quarter, shall be no less than $1,500,000. The Debentures contain a conversion option that is available at any time until paid in full. The debentures are convertible into shares of the Company’s common stock at the price of $1.20 per share, or in case an adjustment of such price has taken place, then at the price as last adjusted and in effect on the date the Debentures are presented for conversion. Related financing costs totaling $30,000 were capitalized and are being amortized over the life of the debentures. Amortization expense totaled $6,000 for each of the years ended December 31, 2006 and 2005. Proceeds from the debentures were used to provide working capital. The Company was in default of the financial statement covenants as of December 31, 2006 and 2005. The Company was unable to cure the defaults within the prescribed time frame under the Securities Purchase Agreement. As a result, the $1.0 million of convertible debentures have been included in current liabilities.
NOTE E	—	STOCK OPTIONS
The Company’s Stock Option Plan requires the option price on stock option grants to at least equal the fair market value of a share of common stock on the date on which the option is granted. In addition, options granted to a 10% or more stockholder must have an exercise price at least equal to 110% of the fair market value of a share of common stock on the date on which the option is granted.
The options have a term of ten years and generally carry vesting requirements that are stated on each option certificate. The vesting period range from three to five years. Generally, the options vest annually on the anniversary date indicated on the option certificate and vest an equal percentage each year based upon the vesting period stated in the option certificate.
The Company recognizes compensation costs on a straight-line basis over the service period. For the year ended December 31, 2006, the Company recognized $64,853 of compensation cost which is included in administrative expenses. As of December 31, 2006, unrecognized compensation cost related to non-vested awards granted under the revised 2001 Stock Option Plan amounted to $188,199, which will be recognized over a weighted-average period of 2.21 years.
(Continued)

17

Phoenix Data Systems, Inc.
NOTES TO FINANCIAL STATEMENTS-CONTINUED
December 31, 2006 and 2005
NOTE E	—	STOCK OPTIONS - Continued
A summary of the status of the Company’s stock option plan, and the change during the year is presented below.

	2006		2005
		Weighted		Weighted
		average		average
	Shares	exercise price	Shares	exercise price
Outstanding, beginning of year	330,000	$0.50	330,000	$0.50
Granted	470,000	0.86	—	—
Exercised	—	—	—	—
Cancelled/forfeited	—	—	—	—

Outstanding, end of year	800,000	0.58	330,000	0.50

Options exercisable at year end	424,444		243,333

Weighted average remaining contractual life		8.35		8.06

The following table summarizes stock option information for the plan as of December 31, 2006:

	Options outstanding			Options exercisable
		Weighted
		average	Weighted		Weighted
	Number	remaining	average	Number	average
Exercise price	outstanding	contractual life	exercise price	exercisable	exercise price
$0.50	330,000	7.06 years	$0.50	320,000	$0.50
$0.80	270,000	9.00 years	$0.80	13,333	$0.80
$0.90	200,000	9.58 years	$0.90	—	$0.90
The Company also has a 2001 Restricted Stock Plan (Stock Plan) in which all employees, including directors, and key consultants are eligible to participate. The Board of Directors, at its discretion can grant shares of restricted common stock to employees, directors or consultants. The Stock Plan authorizes the grant of the right to purchase an aggregate of 1,687,500 shares of restricted common stock as amended on November 12, 2004.
The purchase price on restricted stock grants must at least equal the fair market value of a share of common stock on the date of the grant.
As of December 31, 2006, 1,687,500 shares of restricted common stock were granted and issued under the Stock Plan. Therefore, at December 31, 2006, there were no shares remaining for issuance pursuant to the original amounts reserved. No shares were granted during the years ended December 31, 2006 and 2005.

18

Phoenix Data Systems, Inc.
NOTES TO FINANCIAL STATEMENTS-CONTINUED
December 31, 2006 and 2005
NOTE F	—	RETIREMENT PLAN
The Company maintains a retirement plan under Section 401(k) of the Internal Revenue Code. Participants may make contributions to the Plan in accordance with the terms of the Plan. The Company makes additional contributions equal to 100% of each participant’s deferral contributions not exceeding 3% of participant’s compensation, plus 50% of each participant’s deferral contributions in excess of 3%, up to a maximum of 5% of participants’ compensation. The Company made matching contributions in the amount of $103,518 and $84,696 during the years ended December 31, 2006 and 2005, respectively.
NOTE G	—	COMMITMENTS AND CONTINGENCIES
1. Lease Commitments
The Company leases office facilities and equipment under leases expiring at various dates through the year 2010.
All noncancellable leases with an initial term greater than one year have been categorized as capital or operating leases in conformity with SFAS No. 13, Accounting for Leases.
At December 31, 2006, the Company was liable under terms of noncancellable leases for the following future minimum lease commitments:

	Capital	Operating
Year ending December 31,	leases	leases
2007	$87,384	$585,233
2008	57,768	392,887
2009	30,740	375,450
2010	—	71,965
2011	—	10,971

Total minimum lease payments	175,892	$1,436,506

Less interest (at rates ranging from 7.9% to 15.7%)	16,235
Less current maturities	76,917

Long-term portion	$82,740

Most of the leases provide that the Company pay taxes, maintenance, insurance and certain other operating expenses applicable to the leased premises.
Total rent expense amounted to $561,041 and $579,701 for the years ended December 31, 2006 and 2005, respectively.
(Continued)

19

Phoenix Data Systems, Inc.
NOTES TO FINANCIAL STATEMENTS-CONTINUED
December 31, 2006 and 2005
NOTE G	—	COMMITMENTS AND CONTINGENCIES - Continued
2. Service Contract
The Company has entered into an Agreement with a service provider in support of its application hosting services. The service provider maintains the Company’s hardware platform for the Company’s EDC hosting services and also provides data backup services. The Agreement expires in January 2008 and requires minimum monthly payments of approximately $18,000.
3. Contingencies
The Company is subject to various claims, complaints and litigation arising out of its normal course of business. The Company has referred all such litigation and claims to legal counsel and, where appropriate, its insurance carriers. In the opinion of management, after consulting with legal counsel, the settlement of litigation and claims, in the aggregate, will not have a material adverse effect on the results of operations or financial position of the Company.
As discussed in note A11, the Company provides an indemnification to its customers in the event that it is determined in a court of law that the Company’s products or services infringe a third party’s intellectual property rights.
As discussed in note A1, the Company has a dormant subsidiary in the United Kingdom as well as two employees who are serving the Company’s customers with operations in the United Kingdom and Europe. The Company has not been notified as having nexus in any foreign jurisdiction from any foreign taxing authority. Should the Company receive any inquiries regarding the nature of its operations in those foreign jurisdictions, it is reasonably possible that foreign taxing authorities may determine that nexus does exist. In that circumstance, the Company may be liable for foreign income taxes related to the portion of its operations conducted in those foreign jurisdictions.

20

Phoenix Data Systems, Inc.
NOTES TO FINANCIAL STATEMENTS-CONTINUED
December 31, 2006 and 2005
NOTE H	—	RELATED PARTY TRANSACTIONS
A stockholder, who was also a former employee, separated from the Company on October 14, 2005, and was paid a total severance sum of approximately $70,000 during the year ended December 31, 2005. Additionally, a consulting Agreement was entered into between the Company and the stockholder (Contractor) on November 4, 2005 which terminated on November 4, 2007. The Agreement provided for a guaranteed minimum of 1,000 hours of consulting work at the rate of $110 per hour during the first twelve months of the Agreement. During the second twelve month term, the Company will consider utilizing the Contractor’s services at a rate of $110 per hour with no guaranteed minimum number of hours. During the year ended December 31, 2006, $159,500 was paid to this former employee by the Company for consulting services performed and no amounts were due to this former employee by the Company as of December 31, 2006. On September 28, 2007, the Company entered into a new consulting agreement with the stockholder. The agreement provides for a minimum of 1,818 hours of consulting work at the rate of $110 per hour. The contract expires in twelve months from the date of execution.
A non-interest bearing note receivable in the amount of $33,605 remained due to the Company by an employee, who is also a stockholder, as of December 31, 2006. The balance of the note is to be netted against future bonuses earned by the employee as determined by management of the Company and is considered fully collectible. No payments were received during 2006. The note receivable balance is included in deposits and other assets in the accompanying balance sheet at December 31, 2006 and 2005.
The Company’s CEO is on the Board of Directors of a company which is also a customer of PDS. Revenues recognized on sales to this customer amounted to $205,654 and $52,000 during 2006 and 2005. As of December 31, 2006, this customer owed the Company $27,920, and revenues deferred from this customer amounted to $73,996. As of December 31, 2005, this customer owed the Company $170,650, and revenues deferred from this customer amounted to $170,000.
NOTE I	—	AGREEMENT TO REPURCHASE COMMON STOCK
On November 13, 2006, the Company repurchased from one of it stockholders 150,000 shares of PDS’ common stock at a price equal to the fair market value of the common stock as of July 31, 2006 as determined by an independent appraiser selected by the Company. The fair market value of PDS common stock was determined to be $0.95 per share, resulting in a purchase price of $142,500. Upon execution of the Agreement sale, the Company paid an initial installment on the stock purchase of $50,000, with the $92,500 balance to be paid over the subsequent twelve months in bi-weekly installments, plus market interest accruing at a rate of 4.78% per annum. The principal balance owed to the shareholder as of December 31, 2006 was $82,115, which is classified as a current liability.
In addition, the Company also received an option to repurchase an additional 300,000 shares of common stock from the same stockholder, one half (150,000 shares) on each of the first and second anniversary dates for the fair market value of the Company’s common stock on such dates. The option is non-binding on either party.
(Continued)

21

Phoenix Data Systems, Inc.
NOTES TO FINANCIAL STATEMENTS-CONTINUED
December 31, 2006 and 2005
NOTE I	—	AGREEMENT TO REPURCHASE COMMON STOCK - Continued
This stockholder, who owns an additional 1,350,000 shares of common stock of the Company (after the sale transaction) granted the CEO of the Company an irrevocable proxy with respect to all of the voting rights associated with the 1,350,000 common shares. As a result, the CEO of the Company (who owns 1,500,000 common shares) has been empowered to vote these common shares at any time at any meeting of the stockholders of the Company. However, the CEO is not empowered to vote on matters with respect to the sale of all or substantially all of the assets of the Company, any consolidation, reorganization or merger of the Company, a sale of 10% or more of the issued or outstanding common stock of the Company, any stock split or recapitalization or a change in the Company status from an “S” Corporation to a “C” corporation. The proxy is for a period of one year from the November 13, 2006 purchase date, or longer if the aforementioned option to purchase the additional shares is exercised by the Company.
NOTE J	—	CONTRACT BACKLOG (UNAUDITED)
Contractual customer backlog as of December 31, 2006 and 2005, approximated $21.5 million and $8.3 million, respectively.
NOTE K	—	SUBSEQUENT EVENT
On April 17, 2007, the related party customer mentioned in Note H was acquired by an unrelated corporation. PDS’ CEO subsequently resigned from the related party customer’s Board of Directors.

22